Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 21, 2014, in the Registration Statement (Form S-1) and related Prospectus of Sabre Corporation dated January 21, 2014.

/s/ ERNST & YOUNG LLP

Dallas, Texas

January 21, 2014